SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 March 25, 1999

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                               Conning Corporation
             (Exact name of registrant as specified in its charter)

                                    Missouri
                 (State or other jurisdiction of incorporation)


         0-23183                                       43-1719355
(Commission File Number)                    (I.R.S. Employer Identification No.)



                  700 Market Street, St. Louis, Missouri, 63101
               (Address of principal executive offices) (zip code)


                                 (314) 444-0498
              (Registrant's telephone number, including area code)



          (Former name or former address, if changed since last report)



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ITEM 5.   OTHER EVENTS.

     On March 25, 1999, the Registrant's wholly owned subsidiary, Conning Asset Management Company ("CAM"), entered into an Asset Purchase Agreement (the "Purchase Agreement") by and between CAM and TCW Advisors, Inc. ("TCW"), pursuant to which CAM agreed to purchase TCW's insurance company high-grade fixed income management operations and to acquire all of TCW's right, title and interest in and to certain Investment Advisory Agreements (the "Assumed Contracts"). The purchase price will consist of approximately $3,000,000 in cash (excluding acquisition expenses), and may include additional contingent consideration of up to $2,300,000 in cash payable over the two year period after the closing, based on the meeting of certain financial targets. The consummation of the transaction is subject to certain customary conditions set forth in the Purchase Agreement, including the consent of certain clients under the Assumed Contracts to the assignment of their Investment Advisory Agreements to CAM. A copy of the press release announcing the execution of the Purchase Agreement is attached hereto as Exhibit 99.1.

         (a)  Exhibits.

               99.1 Press Release dated March 26, 1999, announcing the execution of the Asset Purchase Agreement.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:    April 5, 1999             CONNING CORPORATION


                                            By:   /s/ Fred M. Schpero
                                            Name:  Fred M. Schpero
                                            Title:  Senior Vice President and
                                                       Chief Financial Officer